AMENDMENT NO. 6
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of September 24, 2012, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Growth Series (Invesco Growth Series), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the Trust desires to change the names of Invesco Global Equity Fund to Invesco Global Quantitative Core Fund, Invesco Van Kampen Leaders Fund to Invesco Leaders Fund and Invesco Van Kampen U.S. Mortgage Fund to Invesco U.S. Mortgage Fund;
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Balanced-Risk Retirement Now Fund
Invesco Balanced-Risk Retirement 2020 Fund
Invesco Balanced-Risk Retirement 2030 Fund
Invesco Balanced-Risk Retirement 2040 Fund
Invesco Balanced-Risk Retirement 2050 Fund
Invesco Global Quantitative Core Fund
Invesco Growth Allocation Fund
Invesco Income Allocation Fund
Invesco International Allocation Fund
Invesco Mid Cap Core Equity Fund
Invesco Moderate Allocation Fund
Invesco Conservative Allocation Fund
Invesco Small Cap Growth Fund
Invesco Convertible Securities Fund
Invesco Leaders Fund
Invesco U.S. Mortgage Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr

Name: John M. Zerr
Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Eric Adelson

Name: Eric Adelson
Title: Senior Vice President

By:	/s/ David C. Warren

Name: David C. Warren
Title: EVP & CFO

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Christian Purshmann /s/ Jens Langewand

Name: Christian Purshmann & Jens Langewand
Title: Managing Director Managing Director

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By: /s/ Graeme Proudfoot

Name: Graeme Proudfoot
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa

Name: Masakazu Hasegawa
Title: Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s/ Nick Burrell

Name: Nick Burrell
Title: Company Secretary

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s Gracie Liu /s/ Fanny Lee

Name: Gracie Liu Fanny Lee
Title: Director Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor
Title: Secretary & General Counsel

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